As filed with the Securities and Exchange Commission on April 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LENNAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4337490
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

700 Northwest 107th Avenue

Miami, Florida 33172

(Address of Principal Executive Offices) (Zip Code)

LENNAR CORPORATION 2016 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Mark Sustana

Vice President, General Counsel and Secretary

Lennar Corporation

700 Northwest 107th Avenue

Miami, Florida 33172

(305) 559-4000

(Name and Address of Agent for Service) (Telephone Number, including Area Code, of Agent for Service)

Copies to:

David K. Boston, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

EXPLANATORY NOTE

On April 25, 2016, Lennar Corporation (the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333- 210907) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering 15,000,000 shares of the Registrant’s Class A common stock or Class B common stock, par value $0.01 per share (the “Common Stock”), available for issuance under the Lennar Corporation 2016 Equity Incentive Plan. On April 12, 2022, the stockholders of the Registrant approved an amendment and restatement of the Lennar Corporation 2016 Equity Incentive Plan (as amended and restated, the “2016 Equity Plan”), which, among other things, increased the number of shares issuable thereunder by an additional 10,000,000 shares of Common Stock. This Registration Statement on Form S-8 (this “Registration Statement”) relates to such additional 10,000,000 shares available for issuance under the 2016 Equity Plan, and, pursuant to General Instruction E for registration statements on Form S-8, the filing fee relates only to such increase.

Pursuant to General Instruction E for registration statements on Form S-8, the contents of the Prior Registration Statement, filed with the Commission on April 25, 2016, are incorporated herein by reference, to the extent not otherwise amended or superseded by the contents hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 2016 Equity Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference herein, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:

Commission Filing (File No. 1-11749)	Period Covered or Date of Filing

Annual Report on Form 10-K	Year ended November 30, 2021, filed with the Commission on January 28, 2022

Definitive Proxy Statement	Filed with the Commission on March 1, 2022

Quarterly Reports on Form 10-Q	Quarter ended February 28, 2022

Current Reports on Form 8-K	Filed with the Commission on March 4, 2022, April 6, 2022, April 12, 2022, and April 14, 2022

Description of our Class A common stock contained in the Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	Filed with the Commission on May 21, 1996

Description of our Class B common stock contained in the Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	Filed with the Commission on April 8, 2003

All documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Number	Description

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	Lennar Corporation 2016 Equity Incentive Plan (Amended and Restated Effective January 12, 2022) (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 1, 2022).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on April 15, 2022.

LENNAR CORPORATION

By:	/s/ Rick Beckwitt
Name:	Rick Beckwitt
Title:	Co-Chief Executive Officer, Co-President and Director
Date:	April 15, 2022

LENNAR CORPORATION

By:	/s/ Jonathan M. Jaffe
Name:	Jonathan M. Jaffe
Title:	Co-Chief Executive Officer, Co-President and Director
Date:	April 15, 2022

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stuart Miller, Diane Bessette and Mark Sustana as his or her true and lawful attorney-in-fact and agent, with full powers of substitution, to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached and to file those amendments and all exhibits to them and other documents to be filed in connection with them with the Securities and Exchange Commission.

On Behalf of Lennar Corporation:

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rick Beckwitt	Co-Chief Executive Officer, Co- President and Director (Principal Executive Officer)	April 15, 2022
Rick Beckwitt

/s/ Jonathan M. Jaffe	Co-Chief Executive Officer, Co- President and Director (Principal Executive Officer)	April 15, 2022
Jonathan M. Jaffe

/s/ Diane Bessette	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 15, 2022
Diane Bessette

/s/ David Collins	Vice President and Controller (Principal Accounting Officer)	April 15, 2022
David Collins

/s/ Amy Banse	Director	April 15, 2022
Amy Banse

/s/ Theron I. (“Tig”) Gilliam, Jr.	Director	April 15, 2022
Theron I. (“Tig”) Gilliam, Jr.

/s/ Sherrill W. Hudson	Director	April 15, 2022
Sherrill W. Hudson

/s/ Sidney Lapidus	Director	April 15, 2022
Sidney Lapidus

/s/ Teri P. McClure	Director	April 15, 2022
Teri P. McClure

/s/ Stuart Miller	Director	April 15, 2022
Stuart Miller

/s/ Armando Olivera	Director	April 15, 2022
Armando Olivera

/s/ Jeffrey Sonnenfeld	Director	April 15, 2022
Jeffrey Sonnenfeld

EXHIBIT INDEX

Number	Description

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	Lennar Corporation 2016 Equity Incentive Plan (Amended and Restated Effective January 12, 2022) (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 1, 2022).

107	Filing Fee Table